As filed with the Securities and Exchange Commission on March 9, 1999.

                                             Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          ----------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           KESTREL ENERGY, INC.
                           ---------------------
          (Exact name of Registrant as specified in its charter)

           Colorado                          84-0772451
           --------                          ----------
   (State of Incorporation)           (I.R.S. Employer ID No.)


            999 18th Street, Suite 2490, Denver, Colorado 80202
                      (Address of Principal Offices)


                           Kestrel Energy, Inc.
                              Stock Option Plan
                         ------------------------
                         (Full Title of the Plan)

                             Timothy L. Hoops
                                 President
                           Kestrel Energy, Inc.
                        999 18th Street, Suite 2490
                          Denver, Colorado 80202
                                      (303) 295-1939
               ---------------------------------------------
         (Name, address and telephone number of Agent for Service)

                      CALCULATION OF REGISTRATION FEE

Title of                    Proposed Proposed Max.
Securities       Amount    Max. Off.   Aggregate         Amount
to be            to be       Price      Offering      Registration
Registered     Registered  Per Share     Price            Fee

Common Stock
No Par Value    200,000     $0.9375   $187,500.00        $52.13


(1) The price is set forth solely for the purpose of calculating the fee and is based on the last price reported to the National Association of Securities Dealers Automated Quotation System on March 4, 1999.



     THE CONTENTS OF THE FORM S-8 REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY KESTREL ENERGY, INC. ON OCTOBER 3, 1995, FILE NO. 33-63171, ON FEBRUARY 4, 1998, FILE NO. 333-45587,
     AND ON MAY 5 AND MAY 8, 1998, FILE NO. 333-51875, ARE HEREBY
     INCORPORATED BY REFERENCE.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 8th day of March, 1999.

                               KESTREL ENERGY, INC.


                               By:/s/Timothy L. Hoops
                                  Timothy L. Hoops, President and
                                  Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


Dated: March 8, 1999                    By:/s/Timothy L. Hoops
                                          Timothy L. Hoops, President,
                                          Chief Executive Officer,
                                          Principal Executive Officer
                                          and Director


Dated: -------, 1999                    By:
                                          Robert J. Pett,
                                          Chairman of the Board


Dated: March 8, 1999                    By:/s/ Mark A. Boatright
                                          Mark A. Boatright,
                                          Vice President-Finance,
                                          Chief Financial Officer,
                                          Principal Financial and
                                          Accounting Officer
                                          and Director


Dated: March 8, 1999                    By:/s/Kenneth W. Nickerson
                                          Kenneth W. Nickerson, Director


Dated: March 8, 1999                    By:/s/John T. Kopcheff
                                          John T. Kopcheff,
                                          Vice President-International
                                          and Director


Dated: March 8, 1999                    By:/s/Mark A.E. Syropoulo
                                          Mark A.E. Syropoulo, Director



                               EXHIBIT INDEX


No.    Description                           Method of Filing
---    -----------                           ----------------

5      Opinion of Gorsuch Kirgis LLP
       regarding legality of shares
       being issued                          Filed herewith electronically

10     Kestrel Energy, Inc. Stock Option
       Plan as amended February 24, 1999     Filed herewith electronically

23     Consent of KPMG LLP                   Filed herewith electronically